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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
        -----------------------------------------------------------------


                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) December 23, 1997


                                   FOAMEX L.P.
                           FOAMEX CAPITAL CORPORATION
                            FOAMEX INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


       1-11432                                05-0475617
       1-11436                                22-3182164
       0-22624                                05-0473908
(Commission File Number)           (I.R.S. Employer Identification No.)


    1000 Columbia Avenue,
        Linwood, PA                                        19061
(Address of principal executive offices)                (Zip Code)



                                 (610) 859-3000
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)



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ITEM 2. Acquisition

                   On December 23, 1997, Foamex International Inc. ("Foamex International") acquired Crain Holdings Corp. ("Crain Holdings"), the parent company of St. Louis, MO-based Crain Industries, Inc. ("Crain"), a producer of flexible polyurethane foam and foam products. The assets of Crain consist principally of receivables, property, plant and equipment, inventory, prepaid expenses, and intangible assets.

                  The acquisition was made pursuant to the terms of an Agreement and Plan of Merger, dated December 8, 1997, among Foamex International, Merger Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of Foamex International ("Sub"), Crain Holdings and certain other parties signatory thereto (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, on December 23, 1997, Sub was merged (the "Merger") with and into Crain Holdings, and as a result, Crain Holdings became a wholly owned subsidiary of Foamex International.

                  The aggregate consideration for the Merger was approximately $213.0 million and included the repayment of approximately $25.6 million of indebtedness, and the issuance in a private placement of $98.0 million principal amount of new Foamex L.P. ("Foamex") and Foamex Capital Corporation ("FCC") 13-1/2% Senior Subordinated Notes due 2005 (the "New Foamex Notes") in exchange for $98.0 million of principal amount of Crain 13-1/2% Senior Subordinated Notes due 2005 (the "Crain Notes"). The New Foamex Notes have interest and redemption terms substantially similar to the Crain Notes; all other terms of the New Foamex Notes are substantially similar to the 9-7/8% Senior Subordinated Notes due 2007 of Foamex and FCC issued in June 1997. The common stockholders of Crain Holdings received the net Merger consideration of approximately $70.0 million. Hicks, Muse, Tate & Furst Equity Fund II, L.P. held approximately 79.2% of the common stock immediately prior to the Merger. The cash portion of the Merger consideration and the related fees and expenses were financed by Sub through a $118.0 million bridge loan from The Bank of Nova Scotia (the "Bridge Loan").

                  Immediately following the Merger, Crain Holdings merged with Crain, and the surviving corporation contributed its marketing and sales organizations for its retail consumer products business and all receivables associated with such business to Foamex LLC ("FLLC"), a newly-formed Delaware limited liability company, in exchange for a 100% membership interest in FLLC. Crain then contributed all of its assets, including its membership interest in FLLC, subject to all of its liabilities, to Foamex in exchange for a 1% non-managing general partnership interest in Foamex (the "Contribution"). In connection with the Contribution, Foamex refinanced the Bridge Loan with $8.0 million of revolving credit borrowing and $110.0 million of term borrowing under its Credit Agreement.

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                  Crain  manufactures   flexibile  polyurethane  foam  and  foam
products primarily for the furniture, bedding, and carpeting markets. Crain also has a retail consumer products business. Foamex and FLLC intend to continue to utilize the equipment and other physical property acquired in the Merger and the Contribution in a substantially similar manner as utilized in the conduct of such businesses prior to the Merger and the Contribution.

ITEM 5.  Other Events.

                  In a press release, dated December 23, 1997, Foamex announced that it expects to take charges in the range of $21.0 million to $26.0 million in the fourth quarter of 1997 related to the restructuring and consolidation of Foamex's operations in connection with the acquisition of Crain, and expects to take fourth quarter special charges and write-offs for fixed asset impairments, charges associated with start-up operations and reserves relating to inventory and accounts receivable in the range of $14.0 million to $17.0 million. Foamex International also announced a $0.05 per share dividend payable on January 19, 1998 to shareholders of record on January 9, 1998. Foamex International expects to review the dividend policy semi-annually.

ITEM 7.  Financial Statements and Exhibits.

         (a) Financial Statements of Business Acquired: Incorporated herein by reference to the periodic reports under the Exchange Act of Crain Industries, Inc.

         (b) Pro Forma Financial Information: Foamex finds it impractical to file the required pro forma financial information at this time. This information will be filed on or before March 9, 1998.

         (c)  Exhibits:

                  2.1 Agreement and Plan of Merger, dated December 8, 1997, among Foamex, Sub and Crain Holdings Corp. and certain other parties signatory thereto.

                  3.2.4    Third   Amendment   to  the   Agreement   of  Limited
                           Partnership of Foamex L.P., dated December 23, 1997.

                  4.1.3 First Amendment to Indenture, dated as of December 23, 1997, by and among Foamex LLC and the Bank of New York, as trustee, relating to the 9-7/8% Senior Subordinated Notes due 2007.

                  4.3.1 Indenture, dated as of December 23, 1997, by and among Foamex L.P. and Foamex Capital Corporation, as issuers, Foamex Fibers, Inc., Foamex LLC, and General Felt Industries, Inc., as guarantors, and


                                       3
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                           The Bank of New York,  as  trustee,  relating  to
                           the  13-1/2% Senior Subordinated Notes due 2005.

                  4.5.29 First Amendment to Credit Agreement, dated December 23, 1997.

                  23.1     Report of Independent Public Accountants

                  23.2     Report of Independent Public Accountants

                  99.1     Press Release of Foamex, dated December 23, 1997.













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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                   FOAMEX L.P.

                                   By:  FMXI, Inc.
                                   Its:  Managing General Partner



DATE: January 7, 1998              By:  /s/ Kenneth R. Fuette
                                       ------------------------
                                    NAME: Kenneth R. Fuette
                                    TITLE: Senior Vice President of Finance


                                    FOAMEX CAPITAL CORPORATION



DATE: January 7, 1998              By:  /s/ Kenneth R. Fuette
                                         ---------------------
                                    NAME: Kenneth R. Fuette
                                    TITLE: Treasurer and Chief Financial Officer


                                    FOAMEX INTERNATIONAL INC.



DATE: January 7, 1998              By:  /s/ Kenneth R. Fuette
                                         ---------------------
                                    NAME: Kenneth R. Fuette
                                    TITLE: Senior Vice President of Finance
                                           and Chief Financial Officer


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                                  EXHIBIT INDEX

Exhibit Number         Document

2.1 Agreement and Plan of Merger, dated December 8, 1997, among Foamex, Sub and Crain Holdings Corp. and certain other parties signatory thereto.

3.2.4 Third Amendment to the Agreement of Limited Partnership of Foamex L.P., dated December 23, 1997.

4.1.3                  First  Amendment to  Indenture,  dated as of December 23,
                       1997, by and among Foamex LLC and the Bank of New York, as trustee, relating to the 9-7/8% Senior Subordinated Notes due 2007.

4.3.1 Indenture, dated as of December 23, 1997, by and among Foamex L.P. and Foamex Capital Corporation, as issuers, Foamex Fibers, Inc., Foamex LLC, and General Felt Industries, Inc., as guarantors, and The Bank of New York, as trustee, relating to the 13-1/2% Senior Subordinated Notes due 2005.

4.5.29                 First Amendment to Credit Agreement, dated
                       December 23, 1997.

23.1                   Report of Independent Public Accountants.

23.2                   Report of Independent Public Accountants

99.1                   Press Release of Foamex, dated December 23, 1997.